[X] PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                           MONMOUTH COMMUNITY BANCORP


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      For Special Meeting of Shareholders
                         on Thursday, December 16, 2004

      The undersigned, a shareholder of MONMOUTH COMMUNITY BANCORP, hereby constitutes and appoints JAMES S. VACCARO and RICHARD O. LINDSEY, and each of them, as proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Shareholders of Monmouth Community Bancorp called and to be held at Branches, 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Thursday, December 16, 2004 at 9:00 a.m., local time (the "Special Meeting"), and any adjournment or postponement thereof, and thereat to vote as designated hereon the number of votes or shares the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present.

                                                           For  Against  Abstain
1. To consider  and vote on a proposal to approve and      [_]     [_]      [_]
   adopt the agreement and plan of acquisition, dated as of June 30, 2004, by and between Monmouth
   Community Bancorp and Allaire Community Bank, and the transactions contemplated therein.

2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE BELOW SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF ACQUISTION AND THE TRANSACTIONS CONTEMPLATED THEREIN.

                                                  ------------------------------
Please be sure to sign and date                   |           Date
  this Proxy in the box below.                    |
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----Shareholder sign above---------------------Co-holder (if any) sign above----



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   Detach above card, sign, date and mail in postage paid envelope provided.

                           MONMOUTH COMMUNITY BANCORP
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      Please sign exactly as your name appears  hereon.  When shares are held by
joint  tenants,   both  should  sign.   When  signing  as  attorney,   executor,
administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE
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IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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